UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Wilbur Street	11563
Lynbrook, NY

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 4.01 Changes in Registrant’s Certifying Accountant

The Company is filing this amendment to its Current Report on Form 8-K filed October 16, 2014, which reported that the Company had changed its independent registered public accounting firm.

(a)

Effective October 10, 2014, the Audit Committee of Biospecifics Technologies Corp. dismissed Friedman LLP (“Friedman”) as the Company’s independent registered public accounting firm effective October 10, 2014 and before it had commenced any audit-related work.

While Friedman has not issued any reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 or for any interim periods and did not commence any audit related work prior to its termination as the independent registered public accounting firm, during the fiscal years ended December 31, 2013 and 2012, any subsequent interim periods and the period of Friedman’s engagement from August 7, 2014 through October 10, 2014, the date of Friedman’s dismissal, there were no (a) disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused them to make reference to the subject matter of the disagreements in connection with any reports; or (b) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to Friedman prior to the date of the filing of this Current Report and requested that Friedman furnish it with a copy of the Friedman’s letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above disclosures. A copy of Friedman’s letter, dated October 23, 2014, is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

16.1	Letter from Friedman LLP dated October 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2014

BioSpecifics Technologies Corp.

By: /s/ Thomas L. Wegman
       Name: Thomas L. Wegman
       Title: President

EXHIBIT INDEX

Exhibit	Description
No.

16.1	Letter from Friedman LLP dated October 23, 2014.